Exhibit 99.4

CONSENT OF ENTREPRENEUR SHARES VALUATION SERVICES

Board of Directors

Goldenstone Acquisition Limited

4360 E New York St.

Aurora, IL 60504

Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 21, 2024, to the Board of Directors of Goldenstone Acquisition Limited (“Goldenstone”) as Annex D to, and reference to such opinion letter in, the proxy statement/prospectus relating to the proposed transaction involving Goldenstone and Infintium Fuel Cell Systems, Inc., which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Goldenstone (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Entrepreneur Shares Valuation Services

ENTREPRENEUR SHARES VALUATION SERVICES

January 29, 2025